                               AGREEMENT AND PLAN
                       OF REORGANIZATION AND LIQUIDATION

    AGREEMENT AND PLAN OF REORGANIZATION AND LIQUIDATION dated as of April 13, 1998 (the "Agreement"), by and between Morgan Stanley Institutional Fund, Inc. ("MSIF"), a Maryland corporation, on behalf of the Small Cap Value Equity and Balanced Portfolios (each an "Acquired Fund," and collectively, the "Acquired Funds"), and MAS Funds, a Pennsylvania business trust, on behalf of the Mid Cap Value and Balanced Portfolios (each an "Acquiring Fund," and collectively, the "Acquiring Funds").

    WHEREAS, MSIF was organized under Maryland law as a corporation under Articles of Incorporation dated September 27, 1988, as amended and restated; MSIF is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); MSIF has authorized capital consisting of 40,000,000,000 shares of common stock, par value $.001 per share, including 1,000,000,000 shares of the Small Cap Value Equity Portfolio, and 1,000,000,000 shares of the Balanced Portfolio; the Acquired Funds are duly organized and validly existing series of MSIF; and

    WHEREAS, MAS Funds was organized under Pennsylvania law as a business trust under a Declaration of Trust dated February 15, 1984, as amended and restated; MAS Funds is an open-end management investment company registered under the 1940 Act; and the Acquiring Funds are duly organized and validly existing series of MAS Funds;

    NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto agree to effect (i) the transfer of all of the assets of the MSIF Small Cap Value Equity Portfolio solely in exchange for (a) the assumption by the MAS Mid Cap Value Portfolio of all or substantially all of the liabilities of the MSIF Small Cap Value Equity Portfolio and (b) beneficial shares of the MAS Mid Cap Value Portfolio, followed by the distribution, at the Effective Time (as defined in Section 9 of this Agreement), of such beneficial shares of the MAS Mid Cap Value Portfolio to the holders of shares of common stock of the MSIF Small Cap Value Equity Portfolio on the terms and conditions hereinafter set forth in liquidation of the MSIF Small Cap Value Equity Portfolio; and (ii) the transfer of all of the assets of the MSIF Balanced Portfolio solely in exchange for (a) the assumption by the MAS Balanced Portfolio of all or substantially all of the liabilities of the MSIF Balanced Portfolio and (b) beneficial shares of the MAS Balanced Portfolio, followed by the distribution, at the Effective Time (as defined in Section 9 of this Agreement), of such beneficial shares of the MAS Balanced Portfolio to the holders of shares of common stock of the MSIF Balanced Portfolio on the terms and conditions hereinafter set forth in liquidation of the MSIF Balanced Portfolio. For convenience: (x) the MSIF Small Cap Value Equity Portfolio and the MAS Mid Cap Value Portfolio are referred to generically hereinafter as "corresponding" Acquired and Acquiring Funds, as are the MSIF Balanced Portfolio and the MAS Balanced Portfolio; (y) the beneficial shares of the MAS Mid Cap Value and Balanced Portfolios that are given in exchange for the assets of the corresponding Acquired Funds are referred to hereinafter as the "Acquiring Funds Shares"; and (z) the shares of common stock of the MSIF Small Cap Value Equity and Balanced Portfolios that are held by the holders of such shares at the Effective Time are referred to hereinafter as the "Acquired Funds Shares." The parties hereto covenant and agree as follows:

    1. PLAN OF REORGANIZATION. At the Effective Time, each Acquired Fund will assign, deliver and otherwise transfer all of its assets and good and marketable title thereto, free and clear of all liens, encumbrances and adverse claims except as provided in this Agreement, and assign all or substantially all

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of its liabilities as are set forth in a statement of assets and liabilities, to be prepared as of the Effective Time (the "Statement of Assets and Liabilities") to the corresponding Acquiring Fund and each Acquiring Fund shall acquire all such assets, and shall assume all such liabilities of the corresponding Acquired Fund, in exchange for delivery to the corresponding Acquired Fund by such Acquiring Fund of a number of its Acquiring Funds Shares (both full and fractional) equivalent in value to the Acquired Funds Shares of the corresponding Acquired Fund outstanding immediately prior to the Effective Time. The assets and stated liabilities of each Acquired Fund, as set forth in the Statement of Assets and Liabilities attached hereto as Exhibit A, shall be exclusively assigned to and assumed by the corresponding Acquiring Fund. All debts, liabilities, obligations and duties of each Acquired Fund, to the extent that they exist at or after the Effective Time and are stated in the Statement of Assets and Liabilities, shall after the Effective Time attach to the corresponding Acquiring Fund and may be enforced against the corresponding Acquiring Fund to the same extent as if the same had been incurred by the corresponding Acquiring Fund.

    2. TRANSFER OF ASSETS. The assets of each Acquired Fund to be acquired by the corresponding Acquiring Fund shall include, without limitation, all cash, cash equivalents, securities, receivables (including interest and dividends receivable) as set forth in the Statement of Assets and Liabilities, as well as any claims or rights of action or rights to register shares under applicable securities laws, any books or records of such Acquired Fund and other property owned by such Acquired Fund at the Effective Time.

    3. LIQUIDATION AND DISSOLUTION OF THE ACQUIRED FUNDS. At the Effective Time, the Acquired Funds will liquidate and the Acquiring Funds Shares (both full and fractional) received by the Acquired Funds will be distributed to the shareholders of record of the Acquired Funds as of the Effective Time in exchange for their respective Acquired Funds Shares and in complete liquidation of the Acquired Funds. Each shareholder of the Acquired Funds will receive a number of Acquiring Funds Shares equal in value to the Acquired Funds Shares held by that shareholder. Such liquidation and distribution will be accompanied by the establishment of an open account on the share records of the Acquiring Funds in the name of each shareholder of record of the Acquired Funds and representing the respective number of Acquiring Funds Shares due such shareholder. As soon as practicable after the Effective Time, but not later than April , 1998, MSIF shall take all steps as shall be necessary and proper to effect a complete termination of the Acquired Funds.

    4. REPRESENTATIONS AND WARRANTIES OF THE ACQUIRING FUNDS. The Acquiring Funds represent and warrant to the Acquired Funds as follows:

        (a) ORGANIZATION, EXISTENCE, ETC. MAS Funds is a business trust duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has the power to carry on its business as it is now being conducted.

        (b) REGISTRATION AS INVESTMENT COMPANY. MAS Funds is registered under the 1940 Act as an open-end management investment company; such registration has not been revoked or rescinded and is in full force and effect.

        (c) FINANCIAL STATEMENTS. The audited financial statements, if any, of MAS Funds relating to the Acquiring Funds dated as of September 30, 1997 (the "Acquiring Funds Financial Statements"), which will, if available, be delivered to the Acquired Funds as of the Effective Time, will fairly present the financial position of the Acquiring Funds as of the date thereof.

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        (d)  SHARES TO BE ISSUED UPON REORGANIZATION.  The Acquiring Funds
    Shares to be issued in connection with the Reorganization have been duly authorized and upon consummation of the Reorganization will be validly issued, fully paid and nonassessable.

        (e) AUTHORITY RELATIVE TO THIS AGREEMENT. MAS Funds, on behalf of the Acquiring Funds, has the power to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by the MAS Funds Board of Trustees, and no other proceedings by the Acquiring Funds are necessary to authorize its officers to effectuate this Agreement and the transactions contemplated hereby. Each of the Acquiring Funds is not a party to or obligated under any charter, by-law, indenture or contract provision or any other commitment or obligation, or subject to any order or decree, which would be violated by its executing and carrying out this Agreement.

        (f) LIABILITIES. There are no liabilities of the Acquiring Funds, whether or not determined or determinable, other than liabilities disclosed or provided for in the Acquiring Funds Financial Statements, if any, and liabilities incurred in the ordinary course of business prior to the Effective Time or otherwise previously disclosed to the Acquired Funds, none of which has been materially adverse to the business, assets or results of operations of the Acquiring Funds. MAS Funds' Registration Statement does not contain any untrue statement of a material fact required to be stated therein or make the statements therein not misleading.

        (g) LITIGATION. Except as previously disclosed to the Acquired Funds, there are no claims, actions, suits or proceedings pending or, to the actual knowledge of the Acquiring Funds, threatened which would materially adversely affect any of the Acquiring Funds or its assets or business or which would prevent or hinder in any material respect consummation of the transactions contemplated hereby.

        (h) CONTRACTS. Except for contracts and agreements disclosed to the Acquired Funds, under which no default exists, each of the Acquiring Funds is not a party to or subject to any material contract, debt instrument, plan, lease, franchise, license or permit of any kind or nature whatsoever with respect to the Acquiring Funds.

        (i) TAXES. As of the Effective Time, all Federal and other tax returns and reports of the Acquiring Funds required by law to have been filed shall have been filed, and all other taxes shall have been paid so far as due, or provision shall have been made for the payment thereof, and to the best of the Acquiring Funds' knowledge, no such return is currently under audit and no assessment has been asserted with respect to any of such returns.

    5. REPRESENTATIONS AND WARRANTIES OF THE ACQUIRED FUNDS. The Acquired Funds represent and warrant to the Acquiring Funds as follows:

        (a) ORGANIZATION, EXISTENCE, ETC. MSIF is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and has the power to carry on its business as it is now being conducted.

        (b) REGISTRATION AS INVESTMENT COMPANY. MSIF is registered under the 1940 Act as an open-end management investment company; and such registration has not been revoked or rescinded and is in full force and effect.

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        (c)  FINANCIAL STATEMENTS.  The audited financial statements of MSIF relating to the Acquired Funds as of December 31, 1997 (the "Acquired Funds Financial Statements"), as delivered to the Acquiring Funds, fairly represent the financial position of the Acquired Funds as of the respective dates thereof, and the results of their operations and changes in their net assets for the periods indicated.

        (d) MARKETABLE TITLE TO ASSETS. Each of the Acquired Funds will have, at the Effective Time, good and marketable title to, and full right, power and authority to sell, assign, transfer and deliver, the assets to be transferred to the Acquiring Funds. Upon delivery and payment for such assets, each of the Acquiring Funds will have good and marketable title to such assets without restriction on the transfer thereof free and clear of all liens, encumbrances and adverse claims.

        (e) AUTHORITY RELATIVE TO THIS AGREEMENT. MSIF, on behalf of the Acquired Funds, has the power to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by MSIF's Board of Directors, and no other proceedings by the Acquired Funds are necessary to authorize its officers to effectuate this Agreement and the transactions contemplated hereby. Each of the Acquired Funds is not a party to or obligated under any charter, by-law, indenture or contract provision or any other commitment or obligation, or subject to any order or decree, which would be violated by its executing and carrying out this Agreement.

        (f) LIABILITIES. There are no liabilities of the Acquired Funds, whether or not determined or determinable, other than liabilities disclosed or provided for in the Acquired Funds Financial Statements and liabilities incurred in the ordinary course of business prior to the Effective Time or otherwise previously disclosed to the Acquiring Funds, none of which has been materially adverse to the business, assets or results of operations of the Acquired Funds. MSIF's Registration Statement, which is on file with the Securities and Exchange Commission, does not contain any untrue statement of a material fact required to be stated therein or necessary to make the statements therein not misleading.

        (g) LITIGATION. Except as previously disclosed to the Acquiring Funds, there are no claims, actions, suits or proceedings pending or, to the knowledge of the Acquired Funds, threatened which would materially adversely affect the Acquired Funds or its assets or business or which would prevent or hinder in any material respect consummation of the transactions contemplated hereby.

        (h) CONTRACTS. Except for contracts and agreements disclosed to the Acquiring Funds, under which no default exists, each of the Acquired Funds, at the Effective Time, is not a party to or subject to any material contract, debt instrument, plan, lease, franchise, license or permit of any kind or nature whatsoever.

        (i) TAXES. As of the Effective Time, all Federal and other tax returns and reports of the Acquired Funds required by law to have been filed shall have been filed, and all other taxes shall have been paid so far as due, or provision shall have been made for the payment thereof, and to the best of the Acquired Funds' knowledge, no such return is currently under audit and no assessment has been asserted with respect to any of such returns.

    6.  CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRING FUNDS.

        (a) All representations and warranties of the Acquired Funds contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by

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    the transactions contemplated by this Agreement, as of the Effective Time, with the same force and effect as if made on and as of the Effective Time.

        (b) The Acquiring Funds shall have received an opinion of counsel for the Acquired Funds, dated as of the Effective Time, addressed to and in form and substance satisfactory to counsel for the Acquiring Funds, to the effect that (i) the Acquired Funds are duly organized and validly existing series of MSIF under the laws of the State of Maryland; (ii) MSIF is an open-end management investment company registered under the 1940 Act; (iii) this Agreement and the Reorganization provided for herein and the execution of this Agreement have been duly authorized and approved by all requisite action of each of the Acquired Funds and this Agreement has been duly executed and delivered by MSIF on behalf of the Acquired Funds and is a valid and binding obligation of the Acquired Funds, subject to applicable bankruptcy, insolvency, fraudulent conveyance and similar laws or court decisions regarding enforcement of creditors' rights generally; (iv) to the best of counsel's knowledge after reasonable inquiry, no consent, approval, order or other authorization of any Federal or state court or administrative or regulatory agency is required for each of the Acquired Funds to enter into this Agreement or carry out its terms that has not been obtained other than where the failure to obtain any such consent, approval, order or authorization would not have a material adverse effect on the operations of the Acquired Funds; and (v) upon consummation of this Agreement, the Acquiring Funds shall have acquired all of the Acquired Funds' assets listed in the Statement of Assets and Liabilities, free and clear of all liens, encumbrances or adverse claims.

        (c) The Acquired Funds shall have delivered to the Acquiring Funds at the Effective Time the Acquired Funds' Statement of Assets and Liabilities, prepared in accordance with generally accepted accounting principles consistently applied, together with a certificate of the Treasurer or Assistant Treasurer of the Acquired Funds as to the aggregate asset value of the Acquired Funds' portfolio securities.

    7.  CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRED FUNDS.

        (a) All representations and warranties of the Acquiring Funds contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Effective Time, with the same force and effect as if made on and as of the Effective Time.

        (b) The Acquired Funds shall have received an opinion of counsel for the Acquiring Funds, dated as of the Effective Time, addressed to and in form and substance satisfactory to counsel for the Acquired Funds, to the effect that: (i) the Acquiring Funds are duly organized and validly existing series of MAS Funds under the laws of the Commonwealth of Pennsylvania; (ii) MAS Funds is an open-end management investment company registered under the 1940 Act; (iii) this Agreement and the Reorganization provided for herein and the execution of this Agreement have been duly authorized and approved by all requisite action of each of the Acquiring Funds and this Agreement has been duly executed and delivered by the Acquiring Funds and is a valid and binding obligation of the Acquiring Funds, subject to applicable bankruptcy, insolvency, fraudulent conveyance and similar laws or court decisions regarding enforcement of creditors' rights generally; (iv) to the best of counsel's knowledge, no consent, approval, order or other authorization of any Federal or state court or administrative or regulatory agency is required for each of the Acquiring Funds to enter into this Agreement or carry out its terms that has not already been obtained, other than where the failure to obtain any such consent, approval, order or authorization would not have a material adverse effect on

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    the operations of the Acquiring Funds; and (v) the Acquiring Funds Shares to
    be issued in the Reorganization have been duly authorized and upon issuance thereof in accordance with this Agreement will be validly issued, fully paid and nonassessable.

        (c) The Acquiring Funds shall have delivered to the Acquired Funds at the Effective Time, a certificate of the Treasurer or Assistant Treasurer of the Acquiring Funds as to the aggregate asset value of the Acquiring Funds' portfolio securities.

    8. FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRED FUNDS AND THE ACQUIRING FUNDS. The obligations of the Acquired Funds and the Acquiring Funds to effectuate this Agreement shall be subject to the satisfaction of each of the following conditions:

        (a) Such authority from the Securities and Exchange Commission (the "SEC") as may be necessary to permit the parties to carry out the transactions contemplated by this Agreement shall have been received.

        (b) The Registration Statement on Form N-1A of the Acquiring Funds shall be effective under the Securities Act of 1933, as amended (the "1933 Act"), and, to the best knowledge of the Acquiring Funds, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the 1933 Act.

        (c) The Acquiring Funds have filed all documents and paid all fees required to permit their shares to be offered to the public in all states of the United States, the Commonwealth of Puerto Rico and the District of Columbia (except where such qualifications are not required) so as to permit the transfer contemplated by this Agreement to be consummated.

        (d) The Acquired Funds and the Acquiring Funds shall have received on or before the Effective Time an opinion of counsel satisfactory to the Acquired Funds and the Acquiring Funds substantially to the effect that for Federal income tax purposes:

            (1) No gain or loss will be recognized to the Acquired Funds upon the transfer of its assets in exchange solely for the Acquiring Funds Shares and the assumption by the Acquiring Funds of the corresponding Acquired Fund's stated liabilities;

            (2) No gain or loss will be recognized to the Acquiring Funds on their receipt of the Acquired Funds' assets in exchange for the Acquiring Funds Shares and the assumption by the Acquiring Funds of the corresponding Acquired Fund's liabilities;

            (3) The basis of an Acquired Fund's assets in the corresponding Acquiring Fund's hands will be the same as the basis of those assets in the Acquired Fund's hands immediately before the conversion;

            (4) The Acquiring Funds' holding period for the assets transferred to the Acquiring Funds by the Acquired Funds will include the holding period of those assets in the corresponding Acquired Fund's hands immediately before the conversion;

            (5) No gain or loss will be recognized to the Acquired Funds on the distribution of the Acquiring Funds Shares to the Acquired Funds' shareholders in exchange for their Acquired Funds Shares;

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            (6)  No gain or loss will be recognized to the Acquired Funds'
       shareholders as a result of the Acquired Funds' distribution of Acquiring Funds Shares to the Acquired Funds' shareholders in exchange for the Acquired Funds' shareholders' Acquired Funds Shares;

            (7) The basis of the Acquiring Funds Shares received by the Acquired Funds' shareholders will be the same as the adjusted basis of that Acquired Funds' shareholders' Acquired Funds Shares surrendered in exchange therefor; and

            (8) The holding period of the Acquiring Funds Shares received by the Acquired Funds' shareholders will include the Acquired Funds' shareholders' holding period for the Acquired Funds' shareholders' Acquired Funds Shares surrendered in exchange therefor, provided that said Acquired Funds Shares were held as capital assets on the date of the conversion.

        (e) A vote approving this Agreement and the Reorganization contemplated hereby shall have been adopted by at least a majority of the outstanding shares of each of the Acquired Funds entitled to vote at an annual or special meeting; provided that, if a majority of the shares of only one Acquired Fund approve the Agreement and the Reorganization, the parties may execute the Agreement and effect the Reorganization solely with respect to such Acquired Fund.

        (f) The Board of Trustees of MAS Funds, at a meeting duly called for such purpose, shall have authorized the issuance by each of the Acquiring Funds of Acquiring Funds Shares at the Effective Time in exchange for the assets of the Acquired Funds pursuant to the terms and provisions of this Agreement.

    9. EFFECTIVE TIME OF THE REORGANIZATION. The exchange of the Acquired Funds' assets for Acquiring Funds Shares shall be effective as of close of
business on            , 1998, or at such other time and date as fixed by the
mutual consent of the parties (the "Effective Time").

    10. TERMINATION. This Agreement and the transactions contemplated hereby may be terminated and abandoned with respect to one or more of the Acquiring Funds and/or the Acquired Funds without penalty by resolution of the Board of Directors of MSIF or the Board of Trustees of MAS Funds or at the discretion of any duly authorized officer of MAS Funds or MSIF, at any time prior to the Effective Time, if circumstances should develop that, in the opinion of such Board or officer, make proceeding with the Agreement inadvisable.

    11. AMENDMENT AND WAIVER. This Agreement may be amended, modified or supplemented in such manner as may be mutually agreed upon in writing by the parties; PROVIDED, that no such amendment may have the effect of changing the provisions for determining the number or value of Acquiring Funds Shares to be paid to the Acquired Funds' shareholders under this Agreement to the detriment of the Acquired Funds' shareholders without their further approval. Furthermore, either party may waive any breach by the other party or the failure to satisfy any of the conditions to its obligations (such waiver to be in writing and authorized by the President or any Vice President of the waiving party with or without the approval of such party's shareholders).

    12. GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Maryland.

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    13.  NOTICES.  Any notice, report, statement or demand required or permitted by any provision of this Agreement shall be in writing and shall be given by prepaid telegraph, telecopy, certified mail, internet or overnight express courier addressed as follows:

       if to the Acquiring Funds:

       Ms. Lorraine Truten
       MAS Funds
       One Tower Bridge
       West Conshohocken, PA 19428
       with a copy to:
       John H. Grady, Esq.
       Morgan, Lewis & Bockius LLP
       1800 M Street, N.W.
       Washington, D.C. 20036

       if to the Acquired Funds:
       Harold J. Schaaff, Jr., Esq.
       Morgan Stanley Institutional Fund, Inc.
       1221 Avenue of the Americas
       New York, NY 10020
       with a copy to:
       John H. Grady, Jr., Esq.
       Morgan, Lewis & Bockius LLP
       1800 M Street, N.W.
       Washington, D.C. 20036

    14.  FEES AND EXPENSES.

        (a) Each of the Acquiring Funds and the Acquired Funds represents and warrants to the other that there are no brokers or finders entitled to receive any payments in connection with the transactions provided for herein.

        (b) Except as otherwise provided for herein, all expenses of the transactions contemplated by this Agreement incurred by each Portfolio will be borne by such Portfolio. Such expenses include, without limitation, (i) expenses incurred in connection with the entering into and the carrying out of the provisions of this Agreement; (ii) expenses associated with the preparation and filing of the Proxy Statement under the Securities Exchange Act of 1934, as amended; (iii) registration or qualification fees and expenses of preparing and filing such forms as are necessary under applicable state securities laws to qualify the Acquiring Funds Shares to be issued in connection herewith in each state in which the Acquired Funds' shareholders are resident as of the date of the mailing of the Proxy Statement to such shareholders; (iv) postage; (v) printing; (vi) accounting fees; (vii) legal fees; and (viii) solicitation costs of the transaction. Each of the Acquiring Funds shall pay its own Federal and state registration fees.

    15.  HEADINGS, COUNTERPARTS, ASSIGNMENT.

        (a) The article and paragraph headings contained in this Agreement are for reference purposes only and shall not effect in any way the meaning or interpretation of this Agreement.

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        (b)  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

        (c) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation other than the parties hereto and their respective successors and assigns any rights or remedies under or by reason of this Agreement.

    16. ENTIRE AGREEMENT. Each of the Acquiring Funds and the Acquired Funds agree that neither party has made any representation, warranty or covenant not set forth herein and that this Agreement constitutes the entire agreement between the parties. The representations, warranties and covenants contained herein or in any document delivered pursuant hereto or in connection herewith shall survive the consummation of the transactions contemplated hereunder.

    17. FURTHER ASSURANCES. Each of the Acquiring Funds and the Acquired Funds shall take such further action as may be necessary or desirable and proper to consummate the transactions contemplated hereby.

    18. BINDING NATURE OF AGREEMENT. As provided in each of (1) MSIF's Articles of Incorporation, as amended and supplemented to date, on file with the State Department of Assessments and Taxation of the State of Maryland; and (2) MAS Funds Declaration of Trust, as amended and supplemented to date, on file with the Pennsylvania Corporation Bureau of the Department of State, this Agreement was executed by the undersigned officers of MAS Funds and MSIF, on behalf of each of the Acquiring Funds and the Acquired Funds, respectively, as officers and not individually, and the obligations of this Agreement are not binding upon the undersigned officers individually, but are binding only upon the assets and property of the corporation or trust. Moreover, no series of a corporation or trust shall be liable for the obligations of any other series of that corporation or trust.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

    Morgan Stanley Institutional Fund, Inc., on behalf of its series, Small Cap Value Equity Portfolio and Balanced Portfolio

                                           By
                                           -------------------------------------

                                           Name:

                                           Title:

    MAS Funds, on behalf of its series, Mid Cap Value Portfolio and Balanced Portfolio

                                           By
                                           -------------------------------------

                                           Name:

                                           Title:

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